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                                   Everest Healthcare Services Corporation
                                   101 North Scoville
                                   Oak Park, IL 60302
                                   (708) 386-2511


At Everest Healthcare    At The Financial Relations Board/BSMG Worldwide
Larry D. Damron          Norha Lee           Kathy Brunson       Darcy Bretz
Chief Financial Officer  General Inquiries   Analyst Inquiries   Media Inquiries
708-236-6330             312-640-6689        312-640-6696        312-640-6756

FOR IMMEDIATE RELEASE
THURSDAY, JULY 8, 1999

           EVEREST HEALTHCARE APPOINTS NEW CHIEF FINANCIAL OFFICER

OAK PARK, III., July 8, 1999--Everest Healthcare Services Corporation, the nation's sixth largest provider of dialysis and other blood treatment services, today announced the appointment of Lawrence D. Damron, 53, to chief financial officer. Damron's appointment was effective June 28, 1999, and he will report directly to Craig Moore, chairman and chief executive officer.

Damron joins Everest from Evanston Northwestern Healthcare, where he was the Senior Vice President, Finance and Treasurer. He was responsible for the finance and accounting function of this $500 million Integrated Healthcare Delivery System. Prior to that, Damron, spent 16 years in a number of key management positions at Baxter International, a $6 billion manufacturer and marketer of products and services used in hospitals and healthcare settings. From 1992 to 1997, he served as the Corporate Treasurer for Baxter. He also had from 1980 to 1985 served in a number of successively more responsible positions at American Hospital Supply Corporation, which was acquired by Baxter International in 1985. From 1975 to 1980 Damron served as a senior accountant for Price Waterhouse. He earned his MBA degree from Harvard University, his MA in International Relations from University of Southern California and his BA degree in Economics from the University of Cincinnati. Damron currently resides in Chicago with his wife Charlotte.

Moore commented, "I would like to thank John Bourke for his contributions to Everest over the past years. His experience served Everest extremely well during our $100 million note exchange offering and during our expansion period. All of us at Everest are grateful for his efforts and wish him well in his new endeavors. We are extremely fortunate to have a very capable successor in place.

"Larry will bring to Everest the management expertise to support the opportunities and challenges that exist for our company in the expanding dialysis industry. His unique skill set will complement the depth and experience of our current senior management team. Larry's extensive knowledge of the medical products industry and his solid industry contacts will be a tremendous asset to Everest's future growth. I look forward to working with Larry, not only in capitalizing on a wide range of strategic growth opportunities, but in continuing to build Everest into a leading provider of chronic dialysis outpatient services," concluded Moore.

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Everest Healthcare Services Corporation
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Everest Healthcare Services Corporation is the nation's sixth largest provider of chronic dialysis outpatient services and serves over 5,700 patients through 62 facilities in 12 states. Everest also contracts with 102 hospitals in 11 states to provide a broad range of other extracorporeal blood treatment services including inpatient acute dialysis, perfusion, apheresis and auto-transfusion.

Certain statements in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Everest Healthcare Services Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors are discussed in more in the company's Form S-4 filing with the Securities and Exchange Commission.

          For more information regarding Everest Healthcare Services Corporation, free of charge via fax, simply dial 1-800-PRO-INFO and enter "EHC9."

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